UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 4, 2018

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Compensation Committee (the “Committee”) of the Board of Directors of Tennant Company (the “Company”) adopted the Executive Officer Severance Plan (the “Executive Severance Plan”) effective October 4, 2018.  The Executive Severance Plan enables the Company to designate new executive officers (qualified executive officers) to be eligible to receive certain severance benefits following certain termination scenarios before or after a change in control of the Company (a “CIC”).

The pre-CIC benefits for qualified executive officers under the Executive Severance Plan will be substantially the same as those benefits provided to executive officers under individual management agreements between the Company and current executive officers.

The post-CIC benefits for qualified executive officers under the Executive Severance Plan will include a lump sum cash payment equal to two (2) times such executive officer’s annual compensation, which is less than the three (3) times annual compensation amount provided under individual management agreements between the Company and current executive officers, and also provide other severance benefits that are substantially the same as those benefits provided to current executive officers under individual management agreements with the Company.  In addition, the Executive Severance Plan adopts a “net best” approach with respect to addressing any potential parachute payments subject to Section 280G of the Internal Revenue Code.

The purpose of adopting the Executive Severance Plan is to move toward a plan format, instead of individual agreements, for executive officers appointed by the Company in the future.  The Company retains the right to adjust the benefits available to designated qualified executive officers under the Executive Severance Plan.

The Company’s intent is to designate any newly appointed executive officers as qualified executive officers under the Executive Severance Plan, with the individual employment agreements between the Company and each current executive officer remaining in place in accordance with their terms and unaffected by the Executive Severance Plan.

The foregoing description is qualified in its entirety by reference to the full text of the Executive Severance Plan, which is filed as Exhibit 10.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits. The following exhibit is filed herewith:

10.1	Executive Officer Severance Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tennant Company

Date: October 10, 2018	By:	/s/ Thomas Paulson
Thomas Paulson
Senior Vice President and Chief Financial Officer